                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             ANGELICA CORPORATION
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                      LOGO

Dear Shareholder:

     It is my pleasure to invite you to Angelica's 1999 Annual Meeting of Shareholders at 10:00 a.m. on Tuesday, May 25, 1999, at The Saint Louis Art Museum, 1 Fine Arts Drive, Forest Park, St. Louis, Missouri. We will review Angelica's Fiscal Year 1999 performance and answer your questions. Enclosed with this Proxy Statement are your proxy card and the 1999 Annual Report.

     I look forward to seeing you on May 25 and would like to take this opportunity to remind you that your vote is important.

                                           Sincerely,

                                           /s/ DON W. HUBBLE

                                           Don W. Hubble
                                           Chairman, President
                                           and Chief Executive Officer
April 15, 1999
424 South Woods Mill Road
Chesterfield, Missouri 63017-3406

                                      LOGO

424 South Woods Mill Road
Chesterfield, MO 63017-3406

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                     Date:      Tuesday, May 25, 1999
                                     Time:      10:00 a.m.
                                     Place:     Auditorium
                                                The Saint Louis Art Museum
                                                1 Fine Arts Drive
                                                Forest Park
                                                St. Louis, Missouri

MATTERS TO BE VOTED ON:

      --  Election of three Directors to serve for three-year terms

      --  Adoption and approval of the Angelica Corporation 1999 Performance
          Plan

      -- The criteria to be used in the grant of performance awards and performance-based restricted stock awards under the Angelica Corporation 1999 Performance Plan

      -- Re-affirmation of performance goals used for the performance awards under the 1994 Performance Plan

      -- Any other matters that may be properly brought before the meeting or any adjournment thereof

This Proxy Statement, proxy card and the Company's Fiscal 1999 Annual Report to Shareholders were distributed to shareholders on or about April 15, 1999.

                                           By order of the Board of Directors,

                                           /s/ STEVEN L. FREY

                                           Secretary

April 15, 1999

                              GENERAL INFORMATION

WHO CAN VOTE

     Shareholders of Angelica Corporation (the "Company") as of the close of business on April 5, 1999 ("the Record Date") are entitled to vote at the Annual Meeting. On April 5, 1999, 8,694,863 shares of the Company's Common Stock were issued and outstanding. Each share of Common Stock is entitled to vote on each matter to be considered at the meeting. The enclosed proxy card shows the number of shares which you are entitled to vote. The shares on your card represent all your shares registered in your name on our records, including those in the Company's dividend reinvestment plan, the employee benefit plans and shares credited to your savings plan account held in custody by the trustee, UMB Bank.

     If you receive more than one proxy card, it is an indication that your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. To provide better shareholder services, we encourage you to have all accounts registered in the same name or names and address. You may do this by contacting our transfer agent, UMB Bank at (800) 884-4225.

     Shareholders do not have the right to cumulate their votes for one or more of the Directors standing for election. Your individual vote is confidential and will not be disclosed to third parties.

HOW TO VOTE

     Sign and date each proxy card you receive and return it in the prepaid envelope. You have the right to revoke your proxy any time before the meeting by: 1) notifying the Company's Corporate Secretary, 2) voting in person, or 3) returning a later-dated proxy.

HOW PROXIES WORK

     The Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our Director nominees. You may also vote for or against each of the other proposal(s) or abstain from voting. If you return your signed proxy card but do not indicate your voting preferences, we will vote, on your behalf, FOR each of the nominees for Director and FOR each of the other proposals. The Board of Directors recommends you vote FOR each of the Directors standing for election and FOR each of the other proposals.

REQUIRED VOTES

     A majority of the issued and outstanding shares entitled to vote must be represented at the meeting in person or by proxy in order to have a quorum. A plurality of the shares voted is required to elect Directors and the affirmative vote of a majority of the shares voted is required to approve other matters to be acted on. If you vote to abstain on any matter, or withhold votes in election of Directors, your shares will be counted as present at the meeting for quorum purposes, but will not be counted as votes cast on the proposal specified. Because the votes to elect Directors are based upon a plurality of the votes cast, votes withheld will not affect the outcome of the vote. Likewise, since abstentions on the proposals will not be counted as votes cast, abstentions will not affect the outcome of the vote. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they have no discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called "broker nonvotes") are not considered as represented at the meeting and will not affect the outcome of the vote.

     Proxies will be inspected and tabulated by UMB Bank, our transfer agent.

ATTENDING THE ANNUAL MEETING

     When you vote, indicate if you are a holder of record if you plan to attend the Annual Meeting. You will need proof of ownership to be admitted to the meeting if you are a beneficial owner of Common Stock held by a bank or broker. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote in person your Common Stock held in street name, you will have to get a proxy in your name from the registered holder.

STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     If any shareholder wants to submit a proposal for inclusion in the proxy material for the 2000 Annual Meeting, it must be received by the Corporate Secretary by December 16, 1999. Proposals not in full conformity with the applicable rules of the Securities and Exchange Commission may be excluded from the Proxy Statement. Under our By-Laws, shareholder proposals, including nominations of candidates for director, which do not appear in the proxy statement may be considered at the Annual Meeting if the shareholder gives timely notice of the proposal in proper written form to the Corporate Secretary. To be timely, a shareholder's notice must be received by the Company not less than 30 days nor more than 60 days prior to the date of the meeting. To be in proper written form, a shareholder's notice to the Corporate Secretary shall set forth in writing as to each matter the shareholder proposes to bring before the Annual Meeting: (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business.

     Any recommendation for director candidates must be accompanied by: (i) the name and address of the shareholder and the number of shares of the Company's Common Stock owned by the shareholder, and (ii) a statement from the nominee indicating his or her willingness to serve if elected and disclosing principal occupations or employment of the nominee over the past five years. Such written recommendation and statement must be received not less than 30 days nor more than 60 days prior to the date of the Annual Meeting.

SOLICITATION OF PROXIES

     Proxy materials were first mailed to shareholders on or about April 15, 1999. Corporate Investor Communications, Inc. was hired to assist in the distribution of proxy materials and solicitation of votes at a cost of approximately $6,000, plus out-of-pocket expenses. The Company will bear the entire cost of solicitation of proxies. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of Common Stock. Officers and regular employees of the Company may also solicit proxies, but they will not be specifically compensated for such services.

INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has served as independent public accountants for the Company since 1954, and the Board of Directors has once again selected that firm to serve in that capacity. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. Such representatives may make a statement if they so desire, and will be available to respond to appropriate questions by shareholders.

OTHER MATTERS

     We do not know of any other matters to be presented or acted upon at the meeting. Under our By-Laws, no business other than that stated in the meeting notice may be transacted at any meeting of shareholders. If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies in the accompanying proxy card will be voted in accordance with the judgment of the person or persons voting those shares.

                             THE BOARD OF DIRECTORS

QUALIFICATIONS OF DIRECTORS

     Our Board of Directors presently consists of nine Directors, of whom eight are outside Directors. The Board is divided into three classes, with one class standing for election each year for a three-year term. Our Board believes that all of the outside directors act independently from management, do not have any relationships that would interfere with their free exercise of judgment, and are eligible to serve on the Audit Committee, the Corporate Governance and Nominating Committee, or the Compensation and Organization Committee under the rules and regulations of the Securities and Exchange Commission, the New York Stock Exchange and the Internal Revenue Service.

COMMITTEES OF THE BOARD

     In order to fulfill its responsibilities, our Board delegates to its four Committees the authority to consider certain matters and report to the Board with appropriate recommendations. To enhance the effectiveness of the
Committees:

      --  All but the Executive Committee is chaired by an outside Director.

      -- Reports of Committee activities are given at each Board meeting following Committee action.

     Descriptions of the principal functions of the Committees, the current membership of the Committees, and the number of meetings held during fiscal year 1999 are as follows:

AUDIT COMMITTEE

Members:                   H. Edwin Trusheim (Chairman)
                           David A. Abrahamson
                           Earle H. Harbison, Jr.
                           William A. Peck
                           (all outside Directors)

Number of Meetings:        Four

Functions:                 Reviews the Company's auditing, accounting, financial
                           reporting and internal control functions and monitors compliance with the Company's Code of Conduct. This
                           Committee also recommends the firm of independent public accountants that the Company should retain.

COMPENSATION AND ORGANIZATION COMMITTEE

Members:                   Earle H. Harbison, Jr. (Chairman)
                           Charles W. Mueller
                           William P. Stiritz
                           H. Edwin Trusheim
                           (all outside Directors)

Number of Meetings:        Four

Functions:                 Reviews and approves executive compensation and
                           employee benefit plans and programs, including their establishment, modification and administration.

EXECUTIVE COMMITTEE

Members:                   Don W. Hubble (Chairman)
                           Earle H. Harbison, Jr.
                           H. Edwin Trusheim
                           (a majority of outside Directors)

Number of Meetings:        None

Functions:                 The Executive Committee has the power to act on
                           behalf of the Board whenever the Board is not in session.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Members:                   Charles W. Mueller (Chairman)
                           Susan S. Elliott
                           Leslie F. Loewe
                           William P. Stiritz
                           (all outside Directors)

Number of Meetings:        Two

Function:                  Recommends nominees for election as Director of the
                           Company, recommends nominees for Board Committee appointment, and recommends candidates for appointment as corporate officers. Also recommends a Corporate Governance Plan for the Company and monitors ongoing application of its provisions.

DIRECTOR COMPENSATION

     Employee Directors do not receive compensation for serving as Directors. Outside Directors are compensated as follows:

Annual Board retainer.......................................  $16,000
Board attendance fee (per meeting)..........................    1,250
Telephone Board Meeting fee (per meeting)...................      450
Committee attendance fee (per meeting)......................      700

     The annual Board retainer fee is paid in shares of Common Stock pursuant to the Non-Employee Directors Stock Plan (described below). The number of shares is based on the fair market value of a share on the date of the Annual Meeting of Shareholders in each year. A portion of the shares are forfeitable if the non-employee Director serves less than ten months after such Annual Meeting.

     NON-EMPLOYEE DIRECTORS STOCK PLAN. Each non-employee Director receives 100 shares of Common Stock each year. In addition, new non-employee Directors receive, upon initial election to the Board, 400 shares of Common Stock. Stock granted under the plan is forfeitable until earned out pursuant to a schedule based upon years of participation in the plan and the Director's age at the time of entering the plan. Options to purchase 2,000 shares of Common Stock are also granted annually under the plan to each non-employee Director. The purchase price of these option shares is 100% of the fair market value of the shares on the date of the Annual Meeting. The option shares become exercisable in full upon a non-employee Director's retirement.

     DEFERRED COMPENSATION OPTION PLAN FOR NON-EMPLOYEE DIRECTORS. Four Directors participate in the Deferred Compensation Option Plan for Directors. Upon election to the Board, a Director may, at his or her election, defer $5,000 to $10,000 of Board meeting and Committee meeting fees annually for a period of years, not to exceed four years. In exchange, the Director is entitled to receive, at retirement, a retirement benefit payment payable over 15 years. The amount of the retirement benefit is a function of the amount of compensation deferred and certain actuarial factors.

DIRECTOR ATTENDANCE

     The Board of Directors met a total of eight times during the fiscal year ended January 30, 1999. All of the Directors attended at least 75% of the total meetings which were held by the Board and its respective Committees and which each respective Director was eligible to attend, except for Mr. Harbison and Mr. Stiritz.

                           BENEFICIAL STOCK OWNERSHIP

     The table below lists those persons known by the Company to own 5% or more of the outstanding shares of Common Stock as of April 5, 1999:

                                                   BENEFICIALLY OWNED DIRECTLY
                                                          OR INDIRECTLY
                                                   ----------------------------
                                                     SHARES OF        PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                COMMON STOCK      OF CLASS
------------------------------------               --------------    ----------
First Pacific Advisors, Inc.(1)................      1,452,400          16.7%
11400 Olympic Boulevard
Los Angeles, CA 90064

Dimensional Fund Advisors, Inc.(2).............        734,300           8.4%
1299 Ocean Avenue, 11th Fl.
Santa Monica, CA 90401

---------------

(1) Stated information is based on a Schedule 13G, dated February 12, 1999, filed with the Securities and Exchange Commission. First Pacific Advisors, Inc., an investment advisor, has shared voting power as to 432,400 shares and shared dispositive power as to 1,452,400 shares. A separate Schedule 13G, dated February 12, 1999, was also filed for FPA Capital Fund, Inc., an investment company, which has sole voting power as to 600,000 shares and shared dispositive power as to 600,000 shares. These shares are included in the number of shares shown as beneficially owned by First Pacific Advisors, Inc.

(2) Stated information is based on a Schedule 13G, dated February 11, 1999, filed with the Securities and Exchange Commission. Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities described in the schedule that are owned by the Portfolios. All securities reported in the schedule are owned by the Portfolios, and Dimensional disclaims beneficial ownership of such securities. Dimensional has sole voting power as to 734,300 shares, and sole dispositive power as to 734,300 shares.

                             MANAGEMENT STOCK OWNERSHIP

     The table below shows how much stock of the Company each Director and current executive officer listed in the Summary Compensation Table ("Named Executive Officer") beneficially owned as of April 5, 1999. Each Director or Named Executive Officer beneficially owns less than 1%, and all Directors and executive officers as a group, including the Named Executive Officers, own 3.5% of the Company's Common Stock plus options that are exercisable within 60 days after April 5, 1999.

                                                              NUMBER OF SHARES BENEFICIALLY
                                                              OWNED DIRECTLY OR INDIRECTLY
                                                                   AS OF APRIL 5, 1999
                                                            ---------------------------------
                                                                        OBTAINABLE
                                                                         THROUGH
                                                                       STOCK OPTION
                                                            OWNED(1)   EXERCISE(2)     TOTAL
                                                            --------   ------------   -------
David A. Abrahamson......................................     2,193          200        2,393
Theodore M. Armstrong....................................    15,921(3)    45,100       61,021
Michael E. Burnham.......................................     6,494(4)    25,700       32,194
Susan S. Elliott.........................................     1,475          120        1,595
Earle H. Harbison, Jr....................................     4,790        4,800        9,590
Don W. Hubble............................................    47,285       33,333       80,618
Leslie F. Loewe..........................................    30,420(5)     4,800       35,220
Charles W. Mueller.......................................     3,304(6)     1,200        4,504
Charles D. Molloy, Jr. ..................................     4,664        4,000        8,664
William A. Peck..........................................     3,304        1,200        4,504
William P. Stiritz.......................................     4,940        4,800        9,740
H. Edwin Trusheim........................................     5,140        4,800        9,940
Alan D. Wilson...........................................     5,964       20,500       26,464
All Executive Officers and Directors as a group
  (16 persons)...........................................   141,338      171,453      312,791

---------------

(1) Includes 500 shares for Mr. Abrahamson, 500 shares for Ms. Elliott, 1,450 shares for Mr. Harbison, 400 shares for Mr. Loewe, 700 shares for Mr. Mueller, 700 shares for Dr. Peck, 1,600 shares for Mr. Stiritz, and 1,750 shares for Mr. Trusheim, all held under the Company's 1994 Non-Employee Directors Stock Plan or its predecessor Non-Employee Directors Stock Plan. With respect to these shares, the named Directors have sole voting power and no current dispositive power, except for 725 shares held by Mr. Harbison, 400 shares held by Mr. Loewe, and 1,750 shares held by Mr. Trusheim, which are nonforfeitable.

(2) Stock options exercisable within 60 days after April 5, 1999.

(3) Mr. Armstrong disclaims beneficial ownership of 200 shares included above which are held by a trust for his father of which he is co-trustee.

(4) Mr. Burnham disclaims beneficial ownership of 120 shares included above which are held by his wife as custodian for their children.

(5) Mr. Loewe disclaims beneficial ownership of 6,945 shares included above which are owned by his wife.

(6) Mr. Mueller disclaims beneficial ownership of 3,304 shares included above which are held by his wife's living trust.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on Company records and other information, the Company believes that all SEC filing requirements applicable to its Directors and executive officers were complied with in fiscal 1999.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, or the Securities Exchange Act of 1934, each as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation and Organization Committee Report on Executive Compensation and the Stock Performance Graph on page 18 shall not be incorporated by reference into any such filings.

                 COMPENSATION AND ORGANIZATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

     The objectives of Angelica's executive compensation programs are to motivate management to create shareholder value by making an executive's aggregate compensation generally commensurate with performance and the attainment of predetermined financial and strategic objectives. The Compensation and Organization Committee of the Board of Directors (the "Committee") which consists entirely of outside Directors, has overall responsibility to administer the executive compensation programs, policies and practices.

FACTORS CONSIDERED IN DETERMINING COMPENSATION

     During fiscal year 1999, the Company engaged Watson Wyatt & Associates, a nationally recognized expert on executive compensation, to review and assist in developing a compensation program that would motivate management in a manner consistent with the desire to increase shareholder value and that would be competitive within the marketplace in which the Company competes for executive talent. Based on this study, the Company developed an executive compensation program with total cash compensation consisting of both base salary and incentive compensation.

     An executive's base salary is established within a range deemed to be competitive with other companies that are considered to be the Company's competitors for executive talent. In setting the base salary range for executives in the Company's various operating divisions, the Committee considers compensation packages offered by companies in competitive markets, such as textile service companies, image apparel manufacturing companies and specialty retail companies.

     Since there are no companies with substantially similar lines of business as the Company, taken as a whole, the compensation packages for the officers employed at the Company's executive offices are compared to the compensation packages of comparable officers of companies of similar size and complexity as the Company. (Companies used for comparative purposes in analyzing the Company's compensation policies are not necessarily the same companies included in the Value Line Industrial Services peer group utilized in the Stock Performance Graph included in this Proxy Statement.) For these officers, the Committee uses a variety of nationally published surveys in order to develop a median range of compensation. The surveys cover many companies and deal with a variety of factors such as labor force, sales or revenue, location and market. Base salary is maintained within the target range developed by the surveys. Although factors such as location, experience and performance can affect where in the range total cash compensation falls, attempts are made to maintain total base salary at the median of the range.

INCENTIVE COMPENSATION

     Incentive compensation can range from 0 to 80% of an individual's base salary. The maximum amount which can be earned varies depending on the individual's grade level and area of responsibility. Only those individuals whose performance would have a measurable impact on shareholder value are eligible for incentive compensation. Generally, this includes the Chief Executive Officer, those officers of the Company who directly report to the Chief Executive Officer ("direct reports"), and other employees who are no more than two reporting levels below the direct reports. The ranges for those eligible for incentive compensation are from 0-25% to 0-80%. The Chief Executive Officer's range is 0-80% and all other Named Executive Officers are assigned a range of 0-60%.

     In order to earn incentive compensation, individual, as well as division and corporate goals, must be attained. Goals are established specifically to motivate management to increase earnings and shareholder value. In fiscal 1999, these goals included growth in earnings per share, growth in return on net assets and growth in revenues in addition to individual performance goals within the participant's area of responsibility. Goals, other than the individual goals, are set by the Chief Executive Officer with approval of the Committee. Individual goals are set by the participant's immediate superior.

     On the basis of meeting these criteria for fiscal 1999, the Named Executive Officers received the following percentages of base salary in incentive compensation: Mr. Armstrong, 40%; Mr. Wilson, 46%; Mr. Burnham, 14%; and Mr. Molloy, 30%. Mr. Young, an executive officer until June 1, 1998, received 50% of base salary in pro-rated incentive compensation.

OTHER TYPES OF COMPENSATION RECEIVED BY EXECUTIVES

     The Committee believes that executives who own the Company's Common Stock will be more motivated to work towards increasing shareholder value. The Stock Bonus and Incentive Plan encourages employees to invest in the Company's Common Stock by allowing the executive to elect to receive up to one-half of his or her annual bonus in shares of the Company's Common Stock and by providing a Company match of 50% of the amount elected, also payable in the Company's Common Stock, as incentive to invest in the Common Stock. The Plan requires that the employee's investment in Common Stock be retained for three years after the election and that the Company Match be subject to forfeiture for five years in the event that an executive's employment with the Company terminates, encouraging employees to continue to work for the long-term increase in the price of the Common Stock.

     To further encourage employees to work toward the growth of shareholder value, the Committee periodically awards stock options to various employees under the Angelica Corporation 1994 Performance Plan. This gives employees the opportunity to buy Common Stock at option prices which, at the time of exercise, may be below the then market value. The option price is the fair market value on the date of grant. Options become exercisable ratably over four to ten years, provided the executive remains employed by the Company. The grant of stock options is strictly discretionary; however, the employee's performance and grade level, as well as total grants outstanding, are considered in determining the amount of option grants. The amount an employee may realize from the option grants depends on the market price of the Company's Common Stock at the time that the underlying stock is sold by the executive. The decision of when to exercise an option and when to sell the underlying stock, thus realizing the value, is determined by each individual executive. For fiscal 1999, the Named Executive Officers received the following option grants: Mr. Armstrong, 7,000 shares; Mr. Wilson, 12,000 shares; Mr. Burnham, 8,000 shares; and Mr. Molloy, 12,000 shares.

CEO COMPENSATION

     The Committee's general approach in establishing the Chief Executive Officer's annual cash compensation is to seek to be competitive with other companies of comparable size and business scope, while at the same time having a large percentage of his total cash compensation based upon performance criteria. While this may result in a fluctuation in the actual level of compensation from year to year, the Committee believes that its objective appropriately motivates the Chief Executive Officer toward clearly defined goals, while maintaining some certainty in the level of compensation through the non-performance-based salary portion of total compensation. The award of restricted stock and grant of stock options to Mr. Hubble in fiscal 1998 (referred to below) as well as his participation in the Stock Bonus and Incentive Plan, was in accordance with the Committee's philosophy that the Chief Executive Officer be encouraged to maintain a significant stock ownership position in order to align his interest with those of the Company's shareholders. Mr. Hubble did not receive a stock option grant in fiscal 1999.

     Mr. Hubble assumed the position of Chairman, President and Chief Executive Officer on January 1, 1998. At that time, the Committee established Mr. Hubble's base salary at $375,000, which was unchanged during fiscal 1999. Mr. Hubble's incentive compensation for fiscal 1999 was set at up to 80% of his base salary, but guaranteed to be no less than $175,000 for fiscal year 1999. For fiscal year 1999, Mr. Hubble received incentive compensation equal to $200,000 or 53% of his base salary. Mr. Hubble received, upon accepting the position as Chief Executive Officer, a grant of 25,000 shares of restricted Common Stock. The shares vest over a period of three years and are forfeitable if Mr. Hubble leaves the Company for reasons other than death or disability prior to the expiration of the vesting period. Mr. Hubble also received at that time an option to purchase 100,000 shares of Common Stock at an exercise price of $21.9375 per share, the market value on January 2, 1998. The options become exercisable ratably in three equal installments beginning January 2, 1999.

IRS LIMITS ON DEDUCTIBILITY OF COMPENSATION

     Although no executive officer currently receives in excess of $1,000,000 of compensation annually, the Committee's policy is to maximize the tax deductibility of executive compensation without compromising the essential framework of the existing total compensation program. The Committee may elect to forego deductibility for federal income tax purposes if such action is, in the opinion of the Committee, necessary or appropriate to further goals of the Company's executive compensation program, or otherwise is in the Company's best interests.

     Although the foregoing describes the Committee's current compensation policies applicable to the Company's executive officers, the Committee reserves the right to change these policies at such time in the future and in such manner as the Committee deems necessary or appropriate.

     SUBMITTED BY THE COMPENSATION AND ORGANIZATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS

E. H. Harbison, Jr., Chairman              W. P. Stiritz
C. W. Mueller                              H. E. Trusheim

                       COMPENSATION OF EXECUTIVE OFFICERS

     The table below summarizes the amounts paid to the Chief Executive Officer and each of the four next highest paid executive officers at the end of fiscal 1999. The table also includes Lawrence J. Young, who served as Executive Vice President and President of Angelica Image Apparel during fiscal 1999 until June 1, 1998 and who would have been included in the four next highest compensated executive officers but for his departure.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM
                                                    ANNUAL COMPENSATION                    COMPENSATION
                                         -----------------------------------------            AWARDS
                                                                 BONUS               RESTRICTED                  ALL OTHER
                               FISCAL                -----------------------------     STOCK                      COMPEN-
                                YEAR                            NONCASH    TOTAL      AWARD(S)                    SATION
NAME AND PRINCIPAL POSITION    ENDING    SALARY(1)     CASH     (2)(3)     BONUS     ($)(2)(3)    OPTIONS (#)     ($)(4)
---------------------------    -------   ---------   --------   -------   --------   ----------   -----------    ---------
Don W. Hubble                  1/30/99   $375,000    $130,000   $70,000   $200,000    $ 35,000     $     --      $     --
Chairman, President and        1/31/98     31,250      14,583       --      14,583     575,000(5)   100,000            --
CEO                            1/25/97         --          --       --          --          --           --            --

Theodore M. Armstrong          1/30/99    174,833      35,000   35,000      70,000      17,500        7,000           600
Senior Vice President--        1/31/98    164,000      35,568    8,892      44,460       4,446           --           600
Finance & Administration       1/25/97    164,000      18,000   18,000      36,000       9,000       31,000           600
and Chief Financial Officer

Michael E. Burnham, Vice       1/30/99    129,792      13,281    4,427      17,708       2,213        8,000           600
President. Also President,     1/31/98    113,750      43,905    4,878      48,783       2,439           --           600
Life Uniform and Shoe          1/25/97    101,500      24,805   24,805      49,610      12,402       15,000           600
Shops

Charles D. Molloy, Jr.(6)      1/30/99    164,319      37,500   12,500      50,000       6,250       12,000           600
Vice President. Also           1/31/98    119,166      25,666    6,417      32,083       3,208           --           600
President, Manufacturing       1/25/97         --          --       --          --          --           --            --
and Marketing segment

Alan D. Wilson, Vice           1/30/99    175,231      60,000   20,000      80,000      10,000       12,000           600
President. Also, President,    1/31/98    165,000     154,047       --     154,047          --           --           600
Angelica Textile Services      1/25/97    169,518      34,542   11,514      46,056       5,757       17,500           600

Lawrence J. Young(7)           1/30/99     80,077      40,000       --      40,000          --           --       605,600(8)
Formerly Executive Vice        1/31/98    253,333      62,700   62,700     125,400      31,350           --        40,600(9)
President and President,       1/25/97    260,000      46,250   46,250      92,500      23,125       62,000           600
Angelica Image Apparel

---------------

(1) Includes participant deferrals under the Retirement Savings Plan for all Named Executive Officers except Mr. Hubble.

(2) Participants in the Stock Bonus and Incentive Plan may elect to receive up to 50% of their incentive compensation in shares of the Company's Common Stock ("elected shares") in lieu of cash. Elected shares cannot be sold for three years. Additionally, participants receive restricted shares in the Company's Common Stock ("matching shares") with a fair market value equal to one-half of that portion of the incentive compensation which participants elected to take in Common Stock. Restricted shares of Common Stock (both "elected shares" and "matching shares") were issued to participants based upon the fair market value (the average of the high/low transaction prices) of the Common Stock on the date of issuance. Elected shares are reported under the "noncash" column, while matching shares are reported under the "Restricted Stock Awards" column. The following Named Executive Officers received elected shares for fiscal 1999, which become transferable in three years as follows: Mr. Hubble, 4,857 shares; Mr. Armstrong, 2,428 shares; Mr. Burnham, 307 shares; Mr. Molloy, 867 shares; and Mr. Wilson 1,387 shares. Participants receive dividends on all restricted shares.

(3) At the end of the last fiscal year, the following Named Executive Officers held the following number of shares of restricted stock issued under the Stock Bonus and Incentive Plan (elected and matching shares): Mr. Armstrong, 3,942 shares with an aggregate value of $59,130, Mr. Burnham, 4,159 shares with an aggregate value of $62,385, Mr. Molloy 411 shares with an aggregate value of $6,165 and Mr. Wilson, 2,363 shares with an aggregate value of $35,445. Matching shares become transferable in five years and are subject to forfeiture should the participant leave the Company prior to the expiration of five years, except in the case of death, disability, retirement after the age of 62 or certain terminations after a Change of Control of the Company. Participants receive any dividends paid on matching shares.

(4) Includes Company contributions to the Retirement Savings Plan on behalf of each of the Named Executive Officers, except Mr. Hubble, to match calendar 1998 participant deferrals (included under Salary) made by each to such Plan.

(5) 25,000 shares of restricted stock were issued to Mr. Hubble on January 2, 1998, pursuant to his employment agreement. The shares vest in equal amounts over a period of three years and are forfeitable if Mr. Hubble's employment terminates prior to vesting for any reason other than death or disability. One-third of these shares vested on January 1, 1999. At the end of the fiscal year, the remaining restricted shares had an aggregate value of $250,005.

(6) Assumed position of Vice President on August 25, 1998 and President of the Manufacturing and Marketing segment on July 20, 1998.

(7) Until June 1, 1998, Mr. Young was Executive Vice-President and President of Angelica Image Apparel.

(8) Includes $605,000 in severance payments pursuant to Mr. Young's employment agreements.

(9) Includes $40,000 in severance payments pursuant to Mr. Young's employment agreements.

               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

EMPLOYMENT CONTRACTS

     All of the current Named Executive Officers have employment agreements with the Company (referred to herein individually as an "Employment Agreement" and collectively as the "Employment Agreements") that define the Named Executive Officer's employment relationship with the Company. The Employment Agreements protect the Named Executive Officers from certain terminations of employment with the Company, both prior to and after a "Triggering Transaction". The definition of a "Triggering Transaction" (as defined in each of the Employment Agreements) varies depending on the executive and his responsibilities, however, it generally refers to a sale or change in control of one or more operating divisions of the Company, or the sale or change in control of the entire Company. The Employment Agreements for all but Mr. Molloy provide that if, during the term of the Employment Agreement, a Triggering Transaction occurs and, within three years following the Triggering Transaction, the Company terminates the Named Executive Officer's employment without "cause", or the Named Executive Officer terminates his employment for "good reason", the Company will be required to pay to the Named Executive Officer an amount ranging from
2.00 to 2.99 times the Named Executive Officer's then-current annual base salary and the then-current year's target bonus. In addition, all stock options and unvested and restricted stock under the Company's stock option plans and the Stock Bonus and Incentive Plan will vest and/or become unrestricted, as the case may be. Messrs. Armstrong and Hubble will be entitled to enhanced supplemental retirement and medical and health benefits without cost to them for a period ranging from five to ten years thereafter. Mr. Armstrong will also be entitled to enhanced supplemental deferred compensation benefits. These provisions also apply if, within six months following a termination by the Company without cause or by the Named Executive Officer with good reason, a Triggering Transaction occurs or a definitive agreement is executed that eventually results in a Triggering Transaction. The terms "good reason" and "cause" are defined in the Employment Agreements.

     The Employment Agreements also set out the employment arrangement if an executive's employment is terminated by the Company without cause (or by the executive for good reason in the case of Messrs. Hubble and Armstrong) and no Triggering Transaction has occurred. The Company will be required to continue the then-current base salary for a period of two years. In the case of Messrs. Hubble and Armstrong, medical and health benefits shall be continued for a period of one year.

     If it is determined that any portion of the payments made to an executive officer pursuant to the Employment Agreement would be subject to an excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, the Company will pay to the executive officer an additional cash payment sufficient to place the executive officer in the same after-tax position as he or she would have been in had no excise tax been imposed.

     Under the terms of a special retirement agreement with Mr. Hubble (the "Hubble Retirement Agreement") the Company has agreed to pay to Mr. Hubble an annual retirement benefit starting at age 65 equal to $15,000 multiplied by the number of full years Mr. Hubble is employed by the Company. All benefits under the Hubble Retirement Agreement will be reduced by the amount of retirement benefits payable by the Company to Mr. Hubble under certain of the Company's other retirement benefit plans.

     In the event of termination of employment in connection with a Triggering Transaction, Mr. Wilson's Employment Agreement provides for the payment of certain enhanced benefits under a special retirement benefit agreement executed between Mr. Wilson and the Company on August 25, 1987 (the "Wilson Retirement Agreement"). The Wilson Retirement Agreement provides for a monthly retirement benefit of $8,333, payable over a ten-year period commencing on or after Mr. Wilson's 65th birthday. All benefits under the Wilson Retirement Agreement will be reduced by the amount of retirement benefits payable by the Company to Mr. Wilson under certain of the Company's other retirement and deferred compensation plans. Mr. Wilson's right to receive such special retirement benefits under the Wilson Retirement Agreement vests at the rate of 6% per year for each of Mr. Wilson's first ten years of employment with the Company and at the rate of 4% per year for each of Mr. Wilson's second ten years of employment. In any case, such benefits will fully vest in the event that Mr. Wilson reaches the age of 65 and has been continuously employed by the Company since the date of the Wilson Retirement Agreement.

     Under the terms of his employment agreement, the Company is paying to Mr. Young $40,000 per month through December, 1999.

MANAGEMENT RETENTION AND INCENTIVE PLAN

     All of the Named Executive Officers except Mr. Hubble have an agreement with the Company under the Management Retention and Incentive Plan that grants certain severance benefits in the event of certain terminations of employment after a "Change in Control" involving the Company (as defined in the plan). If an officer's employment with the Company is terminated by the Company without cause or by the employee for good reason, within two years after a Change in Control, the Company will make a payment ranging from 2.00 to 2.99 times the average Annual Compensation of the executive officer for the five full calendar years immediately preceding a Change in Control of the Company. "Annual Compensation" is generally defined as all wages, salary, bonuses, incentive compensation and all other amounts paid by the Company to the executive officer in consideration for services rendered, including all deferred compensation. In addition, the plan provides the terminated executive with outplacement counseling and certain medical benefits and health insurance. The executive officer will also be relieved of all non-compete obligations with respect to the Company.

     The differing scope of the term "Change in Control" in the Management Retention and Incentive Plan and the term "Triggering Transaction" in the employment agreements may result in an entitlement to payment under one arrangement but not the other, depending upon the circumstances. As a result, the severance benefits payable under the employment agreements are computed differently than under the Management Retention and Incentive Plan and may result in significantly different entitlements to a particular executive officer. In the event a severance benefit is payable under an Employment Agreement as a result of a Triggering Transaction and is payable under the Management Retention and Incentive Plan as a result of a Change in Control, the executive officer will be entitled to the larger of the two amounts.

TRUST AGREEMENTS

     Two separate trusts have been established with UMB Bank to fund certain benefits payable to key management personnel pursuant to certain employee benefit plans in the event the executive officer's employment is terminated following a "Change in Control" (as defined in the respective employee benefit plans.) The trusts relate to the benefits payable under the Deferred Compensation Option Plan for Selected Management Employees, the Supplemental Plan, and the Management Retention and Incentive Plan. In the event of a Change in Control or a potential Change in Control of the Company that is not approved by the Board of Directors of the Company, the Company will be required to deposit in each trust an amount equal to the difference between the maximum amount potentially payable under the plan or plans to all participants and the current value of the trust assets. Each trust can be revoked by the Company at any time prior to a Change in Control or potential Change in Control of the Company. The trust will terminate automatically on the third anniversary of the occurrence of the Change in Control. If the trust is revoked or terminated, all remaining trust assets will be returned to the Company. If the Company makes a deposit to a trust in connection with a potential Change in Control and an actual Change in Control does not occur within 90 days thereafter, the Board of Directors may adopt a resolution that the Change of Control is not imminent and the deposit should be returned by the trust to the Company. In the event the Company becomes bankrupt or insolvent, the assets of the trust will be subject to the claims of the general creditors of the Company.

                                RETIREMENT PLANS

     The Company has maintained a defined benefit Pension Plan since April 1, 1980. An employee earns benefits in any year equal to 0.25% of total compensation plus an additional 0.25% of that part of compensation which is in excess of one-half of the Social Security Taxable Wage Base, plus, for each year of employment in excess of 15 years, an additional 0.05% of total compensation. Reduced benefits are payable at early retirement. Estimated annual benefits under the Pension

Plan payable upon normal retirement to the Named Executive Officers are as follows: Mr. Hubble, $4,305; Mr. Armstrong, $14,927; Mr. Burnham, $27,335; Mr. Molloy, $16,005 and Mr. Wilson, $15,597. These figures assume that participants will remain with the Company until their normal retirement dates and will receive increases to their current compensation consistent with historical increases in compensation. With respect to Mr. Young, annual benefits under the Pension Plan payable at normal retirement were fixed upon the termination of his employment with the Company at $34,233.

     The Company also maintains the Supplemental Plan, a supplemental retirement benefit plan for a limited number of highly compensated officers and management personnel selected by the Compensation and Organization Committee.

     The "formula amount" of supplemental retirement benefit payable under the Supplemental Plan is determined by the Committee when the participant is invited to join the Plan and is subject to increase at the Committee's discretion. Additionally, the Committee may, at its discretion, reduce the formula amount or "freeze" the then vested benefit of certain participants. A full benefit is the participant's final average compensation multiplied by the formula amount (between 30% and 50%). A participant who has less than 30 years of service at retirement will receive a reduced amount of the otherwise fully vested formula amount, based on actual years of service. For the purposes of the Supplemental Plan, final average compensation means the average compensation paid during the three most highly compensated years of the participant's last five years of employment.

     Benefits are generally payable over 120 months beginning at age 65, but may extend for a period of up to 15 years. Any benefit payable under the Supplemental Plan will be reduced by benefits paid under the Pension Plan.

     Estimated annual benefits under the Supplemental Plan payable upon normal retirement over a ten-year period to the Named Executive Officers are as follows: Mr. Hubble, $31,425; Mr. Armstrong, $41,287; Mr. Burnham, $127,208; Mr. Molloy, $78,784 and Mr. Wilson, $57,670. These figures reflect a reduction for the benefit payable under the Pension Plan (or predecessor plan), and assume that participants will remain with the Company until their normal retirement dates and will receive increases to their current compensation consistent with historical increases in compensation. With respect to Mr. Young, annual benefits under the Supplemental Plan (net of benefits payable under the Pension Plan) payable at normal retirement were fixed upon the termination of his employment with the Company at $122,190.

                                 STOCK OPTIONS

     The 1994 Performance Plan allows grants of stock options and other rights relating to Common Stock. In general, whether exercising stock options is profitable depends on the relationship between the Common Stock's market price and the option's exercise price, as well as on the grantee's investment decisions.

     The following table sets forth information concerning stock option grants made in fiscal year 1999 to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS
                                      -----------------------------------------------
                                                      % OF
                                      NUMBER OF      TOTAL
                                      SECURITIES    OPTIONS
                                      UNDERLYING   GRANTED TO   EXERCISE
                                       OPTIONS     EMPLOYEES    OR BASE
                                       GRANTED     IN FISCAL     PRICE     EXPIRATION        GRANT DATE
NAME                                     (#)        YEAR(1)      ($/SH)       DATE      PRESENT VALUE ($)(2)
----                                  ----------   ----------   --------   ----------   --------------------
Don W. Hubble.......................        --          --           --          --           $    --
Theodore M. Armstrong...............     7,000        5.0%      20.1563     8/25/08            31,358
Michael E. Burnham..................     8,000        5.8%      20.1563     8/25/08            35,838
Charles D. Molloy, Jr...............    12,000        8.7%      20.1563     8/25/08            53,757
Alan D. Wilson......................    12,000        8.7%      20.1563     8/25/08            53,757
Lawrence J. Young...................        --          --           --          --                --

---------------

(1) Based on 138,500 options granted to 60 employees during the fiscal year.

(2) The fair market value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the underlying stock is sold, so that there is no assurance the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model. The Black-Scholes evaluation employed the following factors: risk-free rate of return of 5.5% based upon the ten-year Treasury Bill rate as of grant date, dividend yield of 3.8% based upon average annual dividend yield for the prior seven years, exercise term of ten years, stock price volatility of 21.5% based upon average stock price volatility for the prior six years, and that no adjustments have been made for transferability of risk or forfeiture of the options.

                                OPTION HOLDINGS

     This table shows the number and value of unexercised stock options for the Named Executive Officers during fiscal 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF          VALUE OF
                                                                   SECURITIES        UNEXERCISED
                                                                   UNDERLYING        IN-THE-MONEY
                                       SHARES                      OPTIONS AT         OPTIONS AT
                                     ACQUIRED ON                   FY-END (#)         FY-END ($)
                                      EXERCISE        VALUE       EXERCISABLE/       EXERCISABLE/
NAME                                     (#)         REALIZED     UNEXERCISABLE    UNEXERCISABLE(1)
----                                 -----------    ----------    -------------    ----------------
Don W. Hubble....................           --        $   --      33,333/66,667     $         0/0
Theodore M. Armstrong............           --            --      42,900/25,100               0/0
Michael E. Burnham...............           --            --      23,900/18,600               0/0
Charles D. Molloy, Jr............           --            --       2,000/20,000               0/0
Alan D. Wilson...................           --            --      18,000/24,500               0/0
Lawrence J. Young................       12,500         3,516                 --                --

---------------

(1) Based upon the average of the high/low transaction prices as reported on New York Stock Exchange Composite Tape on January 29, 1999.

                            STOCK PERFORMANCE GRAPH

     SEC rules require proxy statements to contain a performance graph comparing, over a five-year period, the performance of the Company's Common Stock against Standard & Poor's 500 Stock Index and against either a published industry or line-of-business index or a group of peer issuers. The Company utilizes the Value Line Industrial Services Index for comparison.

PERFORMANCE CHART

                                                  ANGELICA CORPORATION               S&P 500               INDUSTRIAL SERVICES
                                                  --------------------               -------               -------------------
'1/31/94'                                                100.00                      100.00                      100.00
'1/31/95'                                                 98.00                      101.00                      109.00
'1/31/96'                                                 78.00                      139.00                      158.00
'1/31/97'                                                 77.00                      176.00                      238.00
'1/31/98'                                                 98.00                      224.00                      327.00
'1/31/99'                                                 67.00                      296.00                      262.00

                                              1/31/94   1/31/95   1/31/96   1/31/97   1/31/98   1/31/99
                                              -------   -------   -------   -------   -------   -------
Angelica....................................    100        98        78        77        98        67
S&P 500.....................................    100       101       139       176       224       296
Value Line Industrial Services..............    100       109       158       238       327       262

 (ASSUMES $100 INVESTED ON JANUARY 31, 1994 AND THAT DIVIDENDS ARE REINVESTED.)

                            MATTERS TO BE ACTED UPON

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

     Nominees for election this year are Earle H. Harbison, Jr., Charles W. Mueller and Dr. William A. Peck, each for a term of three years expiring in 2002.

     If any Director is unable to stand for re-election, the Board may, by resolution, provide for a lesser number of Directors or designate a substitute. In the latter event, shares represented by proxies may be voted for the substitute nominee.

     The elections of Directors are based upon a plurality of the votes cast in each election. The three persons with the highest vote totals will be elected to terms of three years. YOUR BOARD RECOMMENDS A VOTE FOR THESE DIRECTORS.

     Information concerning each of the nominees and Directors continuing in office is presented below.

                               BOARD OF DIRECTORS

NOMINEES FOR TERMS ENDING IN 2002

EARLE H. HARBISON, Jr.                                       Director since 1986

     Mr. Harbison, age 70, has been Chairman of the Board of Harbison Corporation (a manufacturer of molded plastic containers) since 1993. Mr. Harbison retired from Monsanto Company where he was a member of the Board of Directors from 1986 to 1993, Chairman of the Executive Committee from January to September, 1993, and President and Chief Operating Officer from 1986 to January, 1993. Mr. Harbison is a director of Merrill Lynch & Co. and RightChoice Managed Care, Inc.

CHARLES W. MUELLER                                           Director since 1996

     Mr. Mueller, age 60, is Chairman, President and Chief Executive Officer of Ameren Corporation. Mr. Mueller served as President, Chief Executive Officer and Director of Union Electric Company from January 1, 1994, to January 1, 1998 and President and Director from July 1, 1993 to January 1, 1994. He was Senior Vice President--Administrative Services from 1988 to July 1, 1993. Mr. Mueller is a Director and serves as Deputy Chairman of the Federal Reserve Bank of St. Louis.

WILLIAM A. PECK, M.D.                                        Director since 1996

     Dr. Peck, age 65, has been Dean of the School of Medicine since 1989 and Executive Vice Chancellor for Medical Affairs, Washington University since 1993. Dr. Peck is a director of Allied Healthcare Products, Inc., Hologic, Inc., Reinsurance Group of America Incorporated and TIAA-CREF Trust Company.

TO CONTINUE IN OFFICE FOR TERMS ENDING IN 2001

SUSAN S. ELLIOTT                                             Director since 1998

     Ms. Elliott, age 61, is Chairman and Chief Executive Officer of Systems Service Enterprises, Inc. (SSE) (a desktop information technology services company), which she founded in 1966. Ms. Elliott is a Director and serves as Chairman of the Federal Reserve Bank of St. Louis.

DON W. HUBBLE                                                Director since 1998

     Mr. Hubble, age 59, joined the Company as Chairman, President and Chief Executive Officer on January 1, 1998. Mr. Hubble was President of National Service Industries, Inc. from 1994 to 1996. He also served as Chief Operating Officer from 1993 to 1996 and Executive Vice President from 1988 to 1994. Mr. Hubble is a director of Melita International.

H. EDWIN TRUSHEIM                                            Director since 1980

     Mr. Trusheim, age 71, retired as Chairman of the Board of GenAmerica (formerly named General American Life Insurance Company) in January, 1995. Mr. Trusheim served as Chairman of the Board from May, 1992 to January, 1995 and as Chairman of the Board and Chief Executive Officer from 1986 to May, 1992. Mr. Trusheim is a director of Laclede Gas Company, RehabCare Group, Inc., and Reinsurance Group of America Incorporated.

TO CONTINUE IN OFFICE FOR TERMS ENDING IN 2000

DAVID A. ABRAHAMSON                                          Director since 1997

     Mr. Abrahamson, age 59, has been President and Chief Executive Officer of Medicine Shoppe International, Inc. (a retail drug store franchiser) since May, 1990. Mr. Abrahamson has also served as Executive Vice President of Cardinal Health Inc. since August, 1996.

LESLIE F. LOEWE                                              Director since 1980

     Mr. Loewe, age 77, most recently served as interim Chairman, President and Chief Executive Officer of the Company from August 1, 1997 until December 31, 1997. Mr. Loewe had previously served as Chairman of the Board from 1984 to 1990 and as Chief Executive Officer from 1980 until 1989.

WILLIAM P. STIRITZ                                           Director since 1983

     Mr. Stiritz, age 64, is Chairman, Chief Executive Officer and President of Agribrands International, Inc. (an international animal feed processor). He serves as Chairman of the Board of Ralston Purina Company and Ralcorp Holdings, Inc., and was formerly Chief Executive Officer and President of Ralston Purina Company from 1981 until 1997. Mr. Stiritz serves on the Boards of Ball Corporation, The May Department Stores Company, Reinsurance Group of America Incorporated and Vail Resorts, Inc.

             PROPOSAL TO ADOPT AND APPROVE THE ANGELICA CORPORATION
                             1999 PERFORMANCE PLAN
                             (ITEM 2 ON PROXY CARD)

     The Board of Directors has approved, subject to adoption by the Company's shareholders, the Angelica Corporation 1999 Performance Plan (the "1999 Plan"). The 1999 Plan contains substantially the same terms as the Company's 1994 Performance Plan. The adoption and approval of the 1999 Plan is necessitated by the small remaining balance of shares authorized for grant under the 1994 Performance Plan.

GENERAL

     The 1999 Plan provides for the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock and Performance Awards to employees of the Company. The purpose of the 1999 Plan is to advance the interests of the Company and its shareholders by encouraging the success of the Company through the acquisition of an equity interest by employees, by providing additional incentives and motivation toward superior Company performance, and by enabling the Company to attract and retain the services of employees upon whose judgment, talents and special effort the successful conduct of its operations is largely dependent.

     Incentive Stock Options and Nonqualified Stock Options consist of options to purchase shares of Common Stock at purchase prices not less than 100% of the fair market value of the shares on the date the option is granted. Options are exercisable not less than six months and not more than ten years after the date of grant.

     The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which an Incentive Stock Option is exercisable for the first time during any calendar year (under all option plans of the Company) shall not exceed $100,000.

     Restricted Stock consists of Common Stock of the Company issued at any purchase price less than the fair market value thereof on the date of issuance. The Restricted Stock may be subject to certain restrictions set by the Compensation and Organization Committee (the "Committee"). Participants will be entitled to all dividends with respect to Restricted Stock and shall be entitled to vote the Restricted Stock during the period of restriction.

     Performance Awards consist of Common Stock of the Company, monetary units or some combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Committee are achieved over a period of time not more than five years.

     In the event of a "Change of Control" (as defined below) of the Company, all outstanding Stock Options shall become fully vested and exercisable and any restrictions on Restricted Stock shall lapse. A "Change of Control" is defined as any of the following: (a) the acquisition by any person of 20% or more of either the outstanding Common Stock or the combined voting power of the Common Stock entitled to vote for the election of directors; (b) the incumbent directors at the time of approval of the 1999 Performance Plan, or any subsequent directors whose election or nomination was approved by a majority of the then incumbent directors, cease to constitute a majority of the Board of Directors; (c) approval by the stockholders of a reorganization, merger or consolidation of the Company under certain circumstances; or (d) approval by the stockholders of a liquidation or dissolution or a sale of substantially all of the assets of the Company under certain circumstances.

     The 1999 Plan will be administered by the Committee, consisting of three or more outside Directors of the Company.

TOTAL NUMBER OF SHARES SUBJECT TO THE 1999 PLAN

     The 1999 Plan authorizes the issuance of up to 500,000 shares of the Common Stock of the Company, which may be authorized but unissued or treasury shares.

ELIGIBILITY

     Officers and employees of the Company and its subsidiaries and divisions are eligible to participate at the sole discretion of the Committee. Designation of a participant in any year does not require the Committee to designate such person to receive a benefit in any other year. The Committee will consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective benefits.

FEDERAL INCOME TAX CONSEQUENCES

     A participant realizes taxable income in the case of Incentive Stock Options equal to the difference between the market price on the date of sale and the exercise price at the time that shares underlying an option are sold. In the case of a Nonqualified Stock Option, participants realize taxable income equal to the difference between the market price on the date of exercise and the exercise price at the time of exercise of the Option. With respect to Restricted Stock, a participant will not recognize taxable income until such time as any restrictions involving a risk of forfeiture by the participant are terminated. The taxable income will be equal to the difference between the market price on the date of termination of the risk of forfeiture and any amount paid for the stock by the participant. Performance Awards could result in taxable income to a participant at various times, depending on the nature of the award, vesting schedule, or restrictions imposed by the Committee. The Company has the power to withhold or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local withholding tax requirements. If the Company permits, a Participant may elect to satisfy the tax withholding requirement by directing the Company to apply shares of stock to which the Participant will be entitled as a result of the exercise of options, the grant of an award of shares or the lapse of restrictions, to satisfy such tax requirement.

     Assuming compliance with Section 162(m) of the Internal Revenue Code of 1986 as amended (the Code), the Company is entitled to a tax deduction at such time as the participant realizes taxable income. Section 162(m) of the Code and the regulations promulgated thereunder limit the deductibility of non-qualifying compensation in excess of $1,000,000 paid to the chief executive officer and certain other executive officers. The Committee's policy is to maximize the tax deductibility of executive compensation without compromising the essential framework of the existing total compensation program. The Committee may elect to forego deductibility for federal income tax purposes if such action is, in the opinion of the Committee, necessary or appropriate to further the goals of the Company's executive compensation program, or otherwise is in the Company's best interests.

     A copy of the 1999 Plan is attached hereto as Appendix A.

     The required vote of the shareholders that is required to approve the 1999 Plan is a majority of the shares of the Company's Common Stock present, in person or by proxy, and voting on this proposal at this Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS WITHOUT DISSENT A VOTE FOR ADOPTION OF THE 1999 PLAN, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY.

          APPROVAL OF THE MATERIAL TERMS OF THE CRITERIA TO BE USED IN
        THE GRANT OF PERFORMANCE AWARDS AND PERFORMANCE-BASED RESTRICTED
                        STOCK AWARDS UNDER THE 1999 PLAN
                             (ITEM 3 ON PROXY CARD)

     The Board of Directors has approved and recommended the approval by the Company's shareholders at this Annual Meeting of the 1999 Plan (Item 2 on proxy card). The 1999 Plan has been drafted and will be administered so as to assure that the compensation payable pursuant to Stock Options issued under the 1999 Plan will qualify as "performance based" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the proposed regulations thereunder. Section 162(m), which was adopted during 1993 for tax years beginning in 1994, limits the deductibility for federal income tax purposes of non-qualifying compensation in excess of $1,000,000 paid by the Company to the Chief Executive Officer and certain other executive officers of the Company.

     In order to qualify the compensation payable to such officers pursuant to the grant of performance awards and performance-based restricted stock awards under the Plan, the Committee has established, and the Board of Directors has ratified and recommended for the approval of the Company's shareholders, the material terms of the criteria to be utilized by the Committee in the making of such award grants. Approval of the material terms of the criteria is necessary for the compensation payable pursuant to performance awards and performance-based restricted stock awards to be performance-based under Section 162(m) and the regulations promulgated thereunder and, thus, fully deductible under the Code when taxable to the participant.

     Pursuant to the 1999 Plan and the criteria established by the Committee pursuant thereto, any officer and any other employee who the Committee, in its sole discretion, determines to have an important impact on the success and future growth and profitability of the Company may be selected by the Committee to receive a performance award or a performance-based restricted stock award under the 1999 Plan. The 1999 Plan authorizes the Committee to grant periodically both performance awards and performance-based restricted stock grant awards. The Committee may also choose to grant non-performance-based restricted stock awards under the terms of the 1999 Plan.

     Performance awards are awards that will be payable in shares of Common Stock of the Company, monetary units based upon the Company's Common Stock or any combination thereof as the Committee may in its sole discretion determine based upon the achievement of certain performance goals established by the Committee during a designated performance period of not more than five years.

     Performance-based restricted stock awards are awards of the Company's Common Stock, at a purchase price of less than the then-current fair market value of such stock or as a bonus upon the achievement of certain performance goals established by the Committee. The grant of such restricted stock awards will be subject to such restrictions, conditions and terms as the Committee shall deem appropriate at the time of the grant of the award. Shares of the Company's Common Stock will be issued in the name of the participant at the time that the performance goal is achieved. The participant shall be entitled to receive dividends from and vote the shares during any subsequent period of restriction. The shares of restricted stock subject to earned awards will be released to the participant after the termination of the period of restriction.

     The performance goal categories to be utilized for both the performance awards and the performance-based restricted stock awards may be based upon one or more of the following financial performance standards: earnings per share, return on assets, net income, overhead ratio, expense to asset ratio, total shareholder return, pre-tax earnings, debt to equity ratio, asset management criteria, expense reduction goals, expense to sales ratio, working capital to sales ratio, gross margin performance, current ratio, share price change, sales and revenues, return on equity, free cash flow per share and operating earnings per share. The Committee may exclude from such performance categories such extraordinary and non-recurring items as the Committee, in consultation, at its discretion, with the Company's internal and external auditors, may deem appropriate in determining whether the established performance goals have been achieved.

     The Committee will also establish at the time of the grant of the particular award, the potential stock or stock unit amounts that can be earned by the participant upon achievement of the performance goals. The maximum number of shares or share units of the Company's Common Stock that may be earned by a single participant under the Plan pursuant to a performance award or a performance-based restricted stock award is 200,000. The Committee retains the right to set performance goals on the basis of any of the performance categories set forth above or to change the performance categories used to determine whether an award has been earned or the level of the award so earned. No compensation will be paid under performance awards or performance-based restricted stock awards granted pursuant to the 1999 Plan in the event that the shareholders do not approve the material terms of the criteria set forth above. Such material terms with respect to the grant of performance awards and performance-based restricted stock awards will remain in full force and effect until amended by the Committee and approved by the shareholders.

     The vote of the shareholders that is required to approve the material terms of the financial performance standards applicable to the grant of performance awards and performance-based restricted stock awards pursuant to the 1999 Plan is a majority of the shares of the Company's Common Stock present, in person or by proxy, and voting on this proposal at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS WITHOUT DISSENT A VOTE FOR THE APPROVAL OF THE MATERIAL TERMS OF THE CRITERIA TO BE USED IN THE GRANT OF PERFORMANCE AWARDS AND PERFORMANCE-BASED RESTRICTED STOCK AWARDS UNDER THE 1999 PLAN.

              RE-AFFIRMATION OF PERFORMANCE GOALS UNDER 1994 PLAN
                             (ITEM 4 ON PROXY CARD)

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended, the Company cannot deduct certain compensation in excess of $1,000,000 paid to the chief executive officer and certain other executive officers. However, compensation will be deemed to be performance-based and, therefore, not subject to this limitation if the material terms of such compensation, including the maximum amounts payable to any individual and the performance goals to be used, are approved by shareholders.

     In 1994, the Board of Directors adopted, and the shareholders approved, the 1994 Performance Plan (the "1994 Plan") satisfying the above requirements for full deductibility of compensation paid under the stock option, performance award and performance-based restricted stock award components of the 1994 Plan. The 1994 Plan provided that the performance goal categories to be utilized for both the performance awards and the performance-based restricted stock awards may be based upon one or more of the following financial performance standards: earnings per share, return on assets, net income, overhead ratio, expense to asset ratio, total shareholder return, pre-tax earnings, debt to equity ratio, asset management criteria, expense reduction goals, expense to sales ratio, working capital to sales ratio, gross margin performance, current ratio, share price change, sales and revenues, return on equity, free cash flow per share and operating earnings per share. The Compensation and Organization Committee of the Board of Directors must establish the applicable performance goals within the time period required for the compensation to qualify as performance-based under Section 162(m).

     The tax code requires that shareholders re-affirm these financial performance standards every five years. Proposal 4 seeks shareholder re-affirmation of the existing financial performance standards, which will allow these standards to remain applicable through the balance of the 1994 Plan.

     The vote of the shareholders that is required to reaffirm the material terms of the financial performance standards applicable to the grant of performance awards and performance-based restricted stock awards pursuant to the 1994 Plan is a majority of the shares of the Company's Common Stock present, in person or by proxy, and voting on the proposal at the annual meeting.

     THE BOARD OF DIRECTORS RECOMMENDS WITHOUT DISSENT A VOTE FOR RE-AFFIRMATION OF FINANCIAL PERFORMANCE STANDARDS FOR THE 1994 PLAN.

     PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

St. Louis, Missouri
April 15, 1999

                                   APPENDIX A

                              ANGELICA CORPORATION
                             1999 PERFORMANCE PLAN

                              ANGELICA CORPORATION

                             1999 PERFORMANCE PLAN


SECTION 1.   PURPOSE............................................   A-3

SECTION 2.   ADMINISTRATION.....................................   A-3

SECTION 3.   SHARES RESERVED UNDER THE PLAN.....................   A-3

SECTION 4.   PARTICIPANTS AND PERMISSIBLE TRANSFEREES...........   A-3

SECTION 5.   TYPES OF BENEFITS..................................   A-4

SECTION 6.   DATE OF GRANTING BENEFITS..........................   A-4

SECTION 7.   INCENTIVE STOCK OPTIONS............................   A-4

SECTION 8.   NONQUALIFIED STOCK OPTIONS.........................   A-4

SECTION 9.   RESTRICTED STOCK...................................   A-5

SECTION 10.  PERFORMANCE AWARDS.................................   A-6

SECTION 11.  ADJUSTMENT PROVISIONS..............................   A-6

SECTION 12.  CHANGE OF CONTROL..................................   A-7

SECTION 13.  NONTRANSFERABILITY.................................   A-8

SECTION 14.  TAXES..............................................   A-8

SECTION 15.  TENURE.............................................   A-9

SECTION 16.  DURATION, INTERPRETATION, AMENDMENT AND
               TERMINATION......................................   A-9

SECTION 17.  STOCKHOLDER APPROVAL...............................   A-9

SECTION 18.  GOVERNING LAW......................................   A-9

SECTION 19.  SEVERABILITY.......................................   A-9

                              ANGELICA CORPORATION

                             1999 PERFORMANCE PLAN

     1. PURPOSE. The purpose of this Plan is to encourage certain employees of Angelica Corporation, and of such subsidiaries of the Corporation as the Committee administering the Plan designates, to acquire Common Stock of the Corporation or to receive monetary payments based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such employees and the Corporation and thus provide an incentive for continuation of the efforts of employees for the success of the Corporation and for continuity of employment.

     2. ADMINISTRATION. The Plan will be administered by the Compensation and Organization Committee (the "Committee") of the Board of Directors of the Corporation consisting of three or more Directors as the Board may designate from time to time, each of whom is an "outside director" as that term is defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder and is also a "Non-Employee Director" as that term is defined pursuant to Rule 16b-3 of the Securities Act of 1934, as amended (the "Act"). The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Corporation and its stockholders and in accordance with the purpose of the Plan. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, by a writing signed by a majority of the Committee members.

     3. SHARES RESERVED UNDER THE PLAN. There is hereby reserved for issuance under the Plan an aggregate of Five Hundred Thousand (500,000) shares of Common Stock of the Corporation, which may be authorized but unissued or treasury shares. Stock underlying outstanding options or Performance Awards will be counted against the Plan maximum while such options, rights or awards are outstanding. Shares underlying expired, cancelled or forfeited options, rights or awards may be added back to the Plan. When the exercise price of stock options is paid by delivery of shares of Common Stock of the Corporation, the number of shares available for issuance under the Plan shall be reduced by the gross (rather than the net) number of shares which would have been issued pursuant to such exercise, regardless of the number of shares surrendered in payment. Restricted Stock issued pursuant to the Plan will be counted against the Plan maximum while outstanding even while subject to restrictions. Shares of Restricted Stock may not be added back to the Plan if such Restricted Stock is forfeited.

     4. PARTICIPANTS AND PERMISSIBLE TRANSFEREES.

     (a) Participants will consist of such officers and employees of the Corporation or any designated subsidiary as the Committee in its sole discretion determines have an important impact on the success and future growth and profitability of the Corporation. Designation of a participant in any year shall not require the Committee to designate such person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective benefits.

     (b) A Permissible Transferee is a person or entity, other than a participant, to whom a Nonqualified Stock Option, Restricted Stock or Performance Award is transferred as provided in Sections 8, 9(f) or 10(c). The only Permissible Transferees are (i) one or more members of the participant's family, (ii) one or more trusts for the benefit of the participant and/or one or more members of the participant's family, or (iii) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interests of the participant and members of the participant's family exceed 80 percent of all interests. For this purpose, the participant's family includes only the participant's spouse, children and grandchildren.

     5. TYPES OF BENEFITS.  The following benefits may be granted under the
Plan: (a) Incentive Stock Options, (b) Nonqualified Stock Options; (c) Restricted Stock; and (d) Performance Awards; all as described below.

     6. DATE OF GRANTING BENEFITS. All benefits granted under the Plan shall be granted as of an award date. Promptly after each award date, the Corporation shall notify the participant of the grant of the benefit, and shall hand deliver or mail to the participant an agreement awarding the benefit, duly executed by and on behalf of the Corporation.

     7. INCENTIVE STOCK OPTIONS. Incentive Stock Options shall consist of stock options to purchase shares of Common Stock at purchase prices not less than 100% of the fair market value of the shares on the date the option is granted. Said purchase price may be paid (i) by check or, in the discretion of the Committee, either (ii) by the delivery of shares of Common Stock of the Corporation then owned by the participant or (iii) by a combination of the foregoing, in the manner provided in the option agreement. Incentive Stock Options will be exercisable not earlier than six months and not later than ten years after the date they are granted and will terminate not later than three months after termination of employment for any reason other than death or disability. In the event termination of employment occurs as a result of death or disability, such an option will be exercisable for 12 months after such termination. If the optionee dies within 12 months after termination of employment by disability, then the period of exercise following death shall be the remainder of the 12-month period, or three months, whichever is longer. If the optionee dies within three months after termination of employment for any other reason, then the period of exercise following death shall be three months. However, in no event shall any Incentive Stock Option be exercised more than ten years after its grant. Leaves of absence granted by the Corporation for military service, illness, and transfers of employment between the Corporation and any subsidiary thereof shall not constitute termination of employment. The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which an Incentive Stock Option is exercisable for the first time during any calendar year (under all option plans of the Corporation and its subsidiary corporations) shall not exceed $100,000, or such other amounts and limitations as may be provided from time to time by the Code and any regulations promulgated thereunder. The fair market value of stock shall be determined without regard to any restriction, other than a restriction, which, by its terms, will never lapse.

     8. NONQUALIFIED STOCK OPTIONS. Nonqualified Stock Options shall consist of nonqualified stock options to purchase shares of Common Stock at purchase prices not less than 100% of the fair market value of the shares on the date the option is granted. Said purchase price may be paid (i) by check or, in the discretion of the Committee, either (ii) by the delivery of shares of Common Stock of the Corporation then owned by the participant or Permissible Transferee or (iii) by a combination of the foregoing, in the manner provided in the option agreement. Nonqualified Stock Options will be exercisable not earlier than six months and not later than ten years after the date they are granted and will terminate not later than three months after termination of employment of the participant for any reason other than death, retirement or disability. In the event termination of employment of the participant occurs as a result of death, retirement or disability, such an option will be exercisable for 12 months after such termination. If the participant dies within 12 months after termination of employment by retirement or disability, then the period of exercise following death shall be three months. However, in no event shall any option be exercised more than ten years after its initial grant. Leaves of absence granted by the Corporation for military service, illness, and transfers of employment between the Corporation and any subsidiary thereof shall not constitute termination of employment. The Committee shall have the right to determine at the time the option is granted whether shares issued upon exercise of a Nonqualified Stock Option shall be subject to restrictions, and if so, the nature of the restrictions. Subject to the provisions of this Section 8, a participant may at any time before the earlier of his or her death or the date when a Nonqualified Stock Option is exercised, direct that all or any portion of the option granted or to be granted pursuant to this Section 8 be granted or regranted in the name of one or more Permissible Transferees. Such direction shall be effective only to the extent that the Corporation receives written notice from the participant, before his or her death, advising of such a direction, the name or other identifying information concerning the Permissible Transferee or Transferees, and the number of shares to which such direction relates. If an option is issued in the name of a Permissible Transferee, such Permissible Transferee shall have, with respect to such option, all of the rights, privileges and obligations which would attach thereunder to the optionee if the option were issued to such participant.

     9. RESTRICTED STOCK. Restricted Stock shall consist of Common Stock of the Corporation issued or transferred under the Plan (other than upon exercise of Stock Options or as Performance Awards) at any purchase price less than the fair market value thereof on the date of issuance or transfer, or as a bonus. In the case of any Restricted Stock:

     (a) The purchase price, if any, will be determined by the Committee.

     (b) Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof; (ii) rights of the Corporation to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the employee's employment within specified periods; (iii) representation by the employee or Permissible Transferee that he or she intends to acquire Restricted Stock for investment and not for resale; and (iv) such other restrictions, conditions and terms as the Committee deems appropriate.

     (c) The participant or Permissible Transferee shall be entitled to all dividends paid with respect to Restricted Stock during the period of restriction and shall not be required to return any such dividends to the Corporation in the event of the forfeiture of the Restricted Stock.

     (d) The participant or Permissible Transferee shall be entitled to vote the Restricted Stock during the period of restriction.

     (e) The Committee shall determine whether Restricted Stock is to be delivered to the participant or Permissible Transferee with an appropriate legend imprinted on the certificate or if the shares are to be deposited in escrow pending removal of the restrictions.

     (f) Subject to the provisions of this Section 9(f), a participant may at any time before the earlier of his or her death or the date when all restrictions on Restricted Stock are removed, direct that one or more shares of Restricted Stock granted or to be granted pursuant to this Section 9 be granted or regranted in the name of one or more Permissible Transferees. Such direction shall be effective only to the extent that the Corporation receives written notice from the participant, before his or her death or the removal of the restrictions, as the case may be, advising of such a direction, the name or other identifying information concerning the Permissible Transferee or Transferees, and the number of shares of Restricted Stock to which such direction relates. If

Restricted Stock is issued in the name of a Permissible Transferee, such Permissible Transferee shall have, with respect to such Restricted Stock, all of the rights, privileges and obligations which would attach thereunder to the participant if the Restricted Stock were issued to such participant.

     10. PERFORMANCE AWARDS.

     (a) Performance Awards shall consist of Common Stock of the Corporation, monetary units or some combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Committee are achieved over a period of time designated by the Committee, but not in any event more than five years. The goals established by the Committee may include return on average total capital employed, earnings per share, return on stockholders' equity and such other goals as may be established by the Committee. In the event the minimum corporate goal is not achieved at the conclusion of the period, no payment shall be made to the participant or Permissible Transferee. Actual payment of the award earned shall be in cash or in Common Stock of the Corporation or in a combination of both, as the Committee in its sole discretion determines. If Common Stock of the Corporation is used, the participant or Permissible Transferee shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued. In the event of a cash payment, the number of shares reserved for issuance hereunder shall be reduced as if shares had been issued.

     (b) The Committee is expressly authorized to include under this Section 10 and to pay under this Plan that portion of any award earned under any separate management incentive award program (or similar program) of the Corporation or any subsidiary thereof which is to be paid or distributed to participants thereunder in Common Stock of the Corporation. If and to the extent that the Committee exercises its authority to include and pay such awards under this Plan, the designation of the incentive award program as covered by this Plan shall be sufficient to include the participants under such award program as participants in this Plan, but such participants may not receive any other benefits or distributions under this Plan unless they are separately designated as participants hereunder with specific additional rights to benefits described only in this Plan. Reporting Persons who receive payment under this Section 10 shall be subject to the provisions of this Plan applicable to awards to Reporting Persons.

     (c) Subject to the provisions of this Section 10(c), a participant may at any time before the earliest of his or her death, the date on which the goals established for a Performance Award are met, or the expiration of a Performance Award, direct that all or any portion of the Performance Award granted or to be granted pursuant to Section 10(a) (but not pursuant to Section 10(b)) be granted or regranted in the name of one or more Permissible Transferees. Such direction shall be effective only to the extent that the Corporation receives written notice from the participant, before the earliest of the dates described in the preceding sentence, advising of such a direction, the name or other identifying information concerning the Permissible Transferee or Transferees, and the number and description of the awards to which such direction relates. If a Performance Award is issued in the name of a Permissible Transferee, such Permissible Transferee shall have, with respect to such Performance Award, all of the rights, privileges and obligations which would attach thereunder to the participant if the Performance Award were issued to such participant.

     11. ADJUSTMENT PROVISIONS.

     (a) If the Corporation shall at any time change the number of issued shares of Common Stock without new consideration to the Corporation (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan, the maximum number of shares available to a particular participant or Permissible Transferee, and the number of shares covered by each outstanding benefit, shall be adjusted so that the aggregate consideration payable to the

Corporation, if any, and the value of each such benefit shall not be changed. Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

     (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

     12. CHANGE OF CONTROL. Notwithstanding any other provision of this Plan, upon a Change of Control (as defined in this Section 12) outstanding benefits shall become immediately and fully exercisable or payable according to the following terms:

     (a) Any outstanding and unexercised Incentive Stock Option or Nonqualified Stock Option shall become immediately and fully exercisable, and shall remain exercisable until it would otherwise expire by reason of lapse of time.

     (b) Any Restricted Stock granted pursuant to Section 9 shall become immediately and fully transferable, and the Committee shall be deemed to have exercised its discretion to waive any automatic forfeitures provided with respect to such Restricted Stock. Any shares held in escrow shall be delivered to the participant, and the share certificates shall not contain the legend specified by subsection 9(e). Reporting Persons shall not dispose of any Restricted Stock until six (6) months following the date of award of such Restricted Stock.

     (c) Any Performance Award granted pursuant to Section 10 that has not expired or been forfeited shall be deemed to have been earned on the assumption that all performance goals have been achieved to the fullest extent scheduled in the Performance Award. All payments shall be made promptly in a lump sum, notwithstanding any other provision for installment or deferred payment prescribed in the Performance Award.

     (d) For purposes of this Plan, Change of Control shall mean: (i) the acquisition by any individual, entity or group, or a Person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of ownership of 20% or more of either (a) the then outstanding shares of common stock of the Corporation (the "Outstanding Angelica Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Angelica Voting Securities"); (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; (iii) approval by the stockholders of the Corporation of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (a) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were beneficial owners, respectively, of the Outstanding Angelica Common Stock and Outstanding Angelica Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Angelica Common Stock and Outstanding Angelica Voting Securities, as the case may be, (b) no Person beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or (iv) approval by the stockholders of the Corporation of (a) a complete liquidation or dissolution of the Corporation or (b) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Angelica Common Stock and Outstanding Angelica Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Angelica Common Stock and Outstanding Angelica Voting Securities, as the case may be, (2) no Person beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Corporation.

     13. NONTRANSFERABILITY. Each benefit granted under the Plan to an employee shall not be transferable, to other than a Permissible Transferee, otherwise than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order (as defined in Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules promulgated thereunder), and shall be exercisable, during the participant's lifetime, only by the participant or a Permissible Transferee. In the event of the death of a participant, exercise or payment shall be made only:

     (a) By or to a Permissible Transferee, the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the benefit shall pass by will or the laws of descent and distribution; and

     (b) To the extent that the deceased participant was entitled thereto at the date of his death.

     14. TAXES. The Corporation shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Corporation may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery may, by notice to the Corporation at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on a closing market price on the date of such notice.

     15. TENURE. A participant's right, if any, to continue to serve the Corporation and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

     16. DURATION, INTERPRETATION, AMENDMENT AND TERMINATION. No benefit shall be granted more than ten years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Corporation and the participant or such other person as may then have an interest therein. Also, by mutual agreement between the Corporation and a participant or Permissible Transferee hereunder, stock options or other benefits may be granted to such participant or Permissible Transferee in substitution and exchange for, and in cancellation of, any benefits previously granted such participant or Permissible Transferee under this Plan. To the extent that any stock options or other benefits which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Committee, and to the extent that any such stock options or other benefits would so qualify within the terms of the Plan, the Committee shall have full and complete authority to grant stock options or other benefits that so qualify (including the authority to grant, simultaneously or otherwise, stock options or other benefits which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such stock option or other benefits under the Plan. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant's or Permissible Transferee's consent. No amendment of the Plan shall, without approval of the stockholders of the Corporation (a) increase the total number of shares which may be issued under the Plan or increase the amount or type of benefits that may be granted under the Plan; (b) change the minimum purchase price, if any, of shares of Common Stock which may be made subject to benefits under the Plan; or
(c) modify the requirements as to eligibility for benefits under the Plan.

     17. STOCKHOLDER APPROVAL. The Plan shall be effective on February 23, 1999, and shall be submitted for approval by the stockholders of the Corporation at the annual meeting of the stockholders in 1999. If the stockholders do not approve the Plan, it, and any action taken hereunder, shall be void and of no effect.

     18. GOVERNING LAW. Subject to the provisions of applicable federal law, the Plan shall be administered, construed and enforced according to the internal laws of the State of Missouri, excluding its conflict of law rules and the conflict of law rules of any other state.

     19. SEVERABILITY. The invalidity of any particular clause, provision or covenant herein shall not invalidate all or any part of the remainder of the Plan, but such remainder shall be and remain valid in all respects as fully as the law will permit.

THE ANNUAL MEETING WILL BE HELD IN THE AUDITORIUM OF THE SAINT LOUIS ART MUSEUM, 1 FINE ARTS DRIVE, FOREST PARK, ST. LOUIS, MISSOURI. PLEASE ENTER BY THE SOUTH AUDITORIUM ENTRANCE OF THE ADMINISTRATION BUILDING, AT THE REAR OF THE MUSEUM. PARKING IS ALSO AVAILABLE AT THE REAR.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE, DETACH AND MAIL THE PROXY FORM BELOW.











                             (Fold And Detach Here)
-------------------------------------------------------------------------------
The undersigned hereby appoints Don. W. Hubble and Theodore M. Armstrong, and each of them, the proxy of the undersigned, each with power of substitution, to vote all shares which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Angelica Corporation to be held on May 25, 1999, and at any adjournment thereof; provided, however, that said shares shall be voted as specified on the reverse side hereof.

This proxy is solicited by the Board of Directors. Unless otherwise indicated on the reverse side, this proxy will be voted FOR the election of all of the nominees listed; and, unless the shareholder gives other instructions, will be voted FOR items 2, 3, and 4.

                                   Date: ________________________________, 1999

                                   ____________________________________________

                                   ____________________________________________

                                   (SIGNATURE OF SHAREHOLDER(S)
                                   (Please sign proxy exactly as name appears hereon. Joint owners should each sign personally. Corporate proxies should be signed by authorized officer. Executors, administrators, trustees, etc. should so indicate when signing).

                                   [   ] Check here if you plan to attend the
                                   Annual Meeting.

                                   PLEASE MARK, SIGN, DATE AND RETURN IN THE
                                   ENCLOSED ENVELOPE.

                             (Fold And Detach Here)
-------------------------------------------------------------------------------


                              ANGELICA CORPORATION
        PROXY for Annual Meeting of Shareholders to be held May 25, 1999


1.   ELECTION OF DIRECTORS to serve for three-year terms expiring in 2002:

     Earle H. Harbison, Jr., Charles W. Mueller and Dr. William A. Peck

     [   ] FOR all nominees listed.
     [   ] FOR all nominees listed except _____________________________________
     [   ] TO WITHHOLD AUTHORITY to vote for all nominees listed.

2.   Adoption and approval of the Angelica Corporation 1999 Performance Plan.

     [   ] FOR        [   ] AGAINST        [   ] ABSTAIN


3.   Approval of performance goals under the 1999 Performance Plan.

     [   ] FOR        [   ] AGAINST        [   ] ABSTAIN


4.   Re-affirmation of performance goals under the 1994 Performance Plan.

     [   ] FOR        [   ] AGAINST        [   ] ABSTAIN


5. In such manner as said proxies may in their discretion determine, upon such other matters as may properly come before the meeting.


             BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THE FORM.